UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2010

VCG HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously reported on the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2010 (the "February 17, 2010 8-K"), VCG Holding Corp. (the "Company"), Rick's Cabaret International, Inc. ("Rick's"), Troy Lowrie, the Company's Chairman and Chief Executive Officer, and Lowrie Management, LLLP have entered into a letter of intent (the "Letter of Intent"). Pursuant to the Letter of Intent, Rick's has agreed to, among other things, acquire all of the outstanding shares of common stock of the Company and the Company will merge with and into Rick's or a wholly-owned subsidiary of Rick's (the "Merger"). The Letter of Intent includes a binding exclusivity period through March 12, 2010, during which time the parties will negotiate exclusively with each other, subject to certain exceptions, to enter into definitive Merger documents. Further, if the parties do not enter into definitive Merger documents by March 12, 2010, the Letter of Intent automatically terminates, unless extended by the parties. On March 10, 2010, the parties agreed to amend the Letter of Intent to extend the expiration date of the exclusivity period and the term of the Letter of Intent to March 31, 2010.

The foregoing description of the Letter of Intent is qualified in its entirety by the Letter of Intent filed as Exhibit 99.1 to the February 17, 2010 8-K, which is incorporated by reference herein.

On March 11, 2010, the Company issued a press release regarding the extension of the exclusivity period in the Letter of Intent. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It:

In connection with the proposed Merger, the Company and Rick's intend to file documents relating to the transaction with the SEC, including the registration statement to be filed by Rick's containing a joint proxy/statement prospectus. Investors are urged to read the joint proxy statement/prospectus regarding the proposed Merger, if and when it becomes available, because it will contain important information. When it becomes available, shareholders and other investors will be able to obtain a free copy of the joint proxy statement/prospectus, and are able to obtain free copies of other filings and furnished materials containing information about the Company and Rick's, at the SEC's internet website at www.sec.gov. Copies of the joint proxy statement/prospectus when it becomes available and any SEC filings incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to VCG Holding Corp., 390 Union Boulevard, Suite 540, Lakewood, Colorado 80228, telephone (303) 934-2424, Attention: Courtney Cowgill, or to Rick's Cabaret International, Inc., 10959 Cutten Road, Houston, Texas, 77066, telephone (281) 397-6730, Attention: Phil Marshall.

Interests of Participants in the Solicitation of Proxies:

Each of the Company and Rick's and their respective directors and executive officers may be deemed to be "participants" in the solicitation of proxies in respect of the proposed transaction under SEC rules. Information regarding the Company's directors and executive officers is available in its definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2009, and information regarding Rick's directors and executive officers is available in its definitive proxy statement on Schedule 14A filed with the SEC on July 7, 2009 and in its annual report on Form 10-K filed with the SEC on December 17, 2009. Copies of these documents can be obtained, without charge, at the SEC's internet website at www.sec.gov or by directing a request to the Company or Rick's, as applicable, at the addresses above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated March 11, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

March 11, 2010	By:	Courtney Cowgill

Name: Courtney Cowgill
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 11, 2010